Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that I, Steve Becker of Calgary, Alberta do hereby constitute and appoint Rhondda E.S. Grant, and failing her, any of Donald J. DeGrandis, Christine R. Johnston, Maryse C. St. Laurent or Mary G.B. Pollock, each of Calgary, my true and lawful attorney for me, and in my place and stead and for my sole use and benefit to execute, deliver and file in my name, and as my act and deed (i) all insider reports required to be filed by me relating to my holdings of securities, as applicable, of TransCanada PipeLines Limited, NOVA Gas Transmission Ltd., TC PipeLines, L.P., TransCanada Power, L.P., or TransCanada Gas Processing, L.P. with the Ontario Securities Commission, la Commission des valeurs mobilieres due Quebec, the Alberta Securities Commission, the Manitoba Securities Commission, the British Columbia Securities Commission and all other securities regulatory bodies in Canada, if any, where insider reports are or shall be required to be filed by me, and (ii) all insider reports required to be filed by me with any regulatory authority of a jurisdiction in which securities of TransCanada PipeLines Limited, Nova Gas Transmission Ltd., TC PipeLines, L.P., TransCanada Power, L.P., or TransCanada Gas Processing, L.P. are publicly traded on an organized market.

I, Steve Becker, hereby agree and covenant for myself, my heirs, executors and administrators, to ratify and confirm whatsoever my attorney shall lawfully do or cause to be done in the premises by virtue of these presents.

This Power of Attorney shall be and remain in full force and effect until due notice in writing of its revocation shall have been given to the Ontario Securities Commission, la Commission des valeurs mobilieres due Quebec, the Alberta Securities Commission, the Manitoba Securities Commission, the British Columbia Securities Commission and all other securities regulatory bodies, if any, where the aforementioned insider reports are required to be filed by me.

IN WITNESS WHEREOF, I have set my hand and seal, this 4th day of October, 1999.

/s/ Steve Becker
Steve Becker

SIGNED, SEALED AND DELIVERED
in the presence of:

/s/ Danita Clavelle-Cormier
(witness)